UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  December 7, 2005

SPIRIT FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	01-32386	20-0175773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14631 N. Scottsdale Road, Suite 200

Scottsdale, Arizona  85254

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 606-0820

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement.

On December 7, 2005, Spirit Finance Corporation (the “Company”) amended and restated the Master Repurchase Agreement dated as of September 13, 2005, between the Company and Citigroup Global Markets Realty Corp., related to the Company’s $200 million revolving secured credit facility with Citgroup.  The facility was amended to permit an additional $100 million of borrowings, for a total borrowing capacity of $300 million under this facility.  The additional $100 million of borrowings under the facility will be secured by equity ownership interests of the Company in certain of its wholly-owned, special purpose, bankruptcy remote subsidiaries.  A copy of the Amended and Restated Repurchase Agreement is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

10.1                           Amended and Restated Master Repurchase Agreement between Spirit Finance Corporation and Citigroup Global Markets Realty Corp. dated as of December 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT FINANCE CORPORATION

Date: December 8, 2005	By:	/s/ Catherine Long
Catherine Long
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Master Repurchase Agreement between Spirit Finance Corporation and Citigroup Global Markets Realty Corp. dated as of December 7, 2005.